Exhibit 99.2

GAS TRANSMISSION NORTHWEST LLC

Financial Statements

March 31, 2013 and 2012

(Unaudited)

GAS TRANSMISSION NORTHWEST LLC

(Formerly, Gas Transmission Northwest Corporation)

Balance Sheets

Unaudited

(In thousands)

	March 31, 2013	December 31, 2012
Assets

Current assets:
Cash and cash equivalents	$43	46
Demand loan receivable from affiliate	36,446	20,534
Accounts receivable:
Trade, net of allowance of $0 in 2012 and $0 in 2011	16,714	17,726
Affiliate	234	513
Other	243	393
Materials and supplies	5,754	5,806
Other	2,856	5,012

Total current assets	62,290	50,030

Property, plant, and equipment:
Property, plant, and equipment	1,711,417	1,700,825
Construction work in progress	4,017	15,253
	1,715,434	1,716,078
Less accumulated depreciation and amortization	(927,669)	(919,794)

Total property, plant, and equipment, net	787,765	796,284
Other assets:
Regulatory assets	2,121	2,164
Other	927	949

Total other assets	3,048	3,113

Total assets	$853,103	849,427

Liabilities and Members’ Equity

Current liabilities:
Accounts payable:
Trade	$1,905	6,205
Affiliates	2,560	3,430
Other	5,013	3,863
Taxes payable (other than income)	1,689	726
Accrued interest	5,883	1,471

Total current liabilities	17,050	15,695

Long-term debt	325,000	325,000
Other liabilities	20,607	20,421
Members’ equity	490,446	488,311

Total liabilities and members’ equity	$853,103	849,427

See accompanying notes to financial statements.

GAS TRANSMISSION NORTHWEST LLC

(Formerly, Gas Transmission Northwest Corporation)

Statements of Income

Unaudited

(In thousands)

	Three Months Ended March 31,
	2013	2012
Operating revenues	$48,948	51,974

Operating expenses:
Operation and maintenance	8,679	8,948
Depreciation and amortization	9,185	9,187
Taxes, other than income	2,320	2,468

Total operating expenses	20,184	20,603

Operating income	28,764	31,371

Other income, net	(75)	13
Interest and debt expense	4,465	4,483
Interest income from affiliates	(9)	(7)

Net income	$24,383	26,882

See accompanying notes to financial statements.

GAS TRANSMISSION NORTHWEST LLC

(Formerly, Gas Transmission Northwest Corporation)

Statements of Members’ Equity

Unaudited

(In thousands)

	Three Months Ended March 31,
	2013	2012
Balance at beginning of period	$488,311	507,216
Net income	24,383	26,882
Distributions to members	(22,248)	(21,404)
Balance at end of period	$490,446	512,694

See accompanying notes to financial statements.

GAS TRANSMISSION NORTHWEST LLC

(Formerly, Gas Transmission Northwest Corporation)

Statements of Cash Flows

Unaudited

(In thousands)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net income	$24,383	26,882
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,185	9,187
Allowance for funds used during construction, equity	(59)	(30)
Asset and liability changes:
Accounts receivable	928	(55)
Other current assets	2,209	2,083
Regulatory assets	43	62
Noncurrent assets	20	40
Accounts payable	(3,618)	(5,182)
Other current liabilities	5,375	5,446
Regulatory liabilities	(17)	115

Net cash provided by operating activities	38,449	38,548

Cash flows from investing activities:
Additions to property, plant, and equipment	(292)	(3,653)
Change in affiliate demand loan receivable	(15,912)	(13,491)

Net cash (used in) provided by investing activities	(16,204)	(17,144)

Cash flows from financing activities:
Distribution to members	(22,248)	(21,404)

Net cash used in financing activities	(22,248)	(21,404)

Net change in cash and cash equivalents	(3)	—

Cash and cash equivalents at beginning of year	46	50

Cash and cash equivalents at end of year	$43	50

Supplemental cash flow information:
Cash activities:
Interest paid, net of capitalized interest	$—	—

Noncash financing activities:
Accruals for property, plant and equipment	$—	—

See accompanying notes to financial statements.

Gas Transmission Northwest LLC

Notes to Financial Statements

(Unaudited)

(1)                     Description of Business

Gas Transmission Northwest LLC, formerly Gas Transmission Northwest Corporation (the Company), was originally incorporated in the state of California on August 9, 1957.  The Company was a wholly owned direct subsidiary of TransCanada American Investments, Ltd. (TAIL) and a wholly owned indirect subsidiary of TransCanada PipeLines Limited, TransCanada PipeLine USA Ltd, and TransCanada Corporation. These four entities are individually, or collectively, referred to herein as “TransCanada”.

On April 1, 2011, the Company was converted to a limited liability company (LLC). On April 26, 2011, TAIL and TC Pipe Lines, LP (TCLP) entered into a Purchase and Sale Agreement whereby TCLP acquired from TAIL a 25% interest in the Company.  On May 3, 2011 the acquisition was completed.

The Company’s 1,353-mile transmission system extends from Kingsgate, British Columbia to Malin, Oregon. It interconnects with TransCanada’s BC System at the British Columbia-Idaho border, with Williams (Northwest Pipeline Corporation) at Spokane and Palouse, Washington and at Stanfield, Oregon.  At Malin, Oregon it interconnects with Tuscarora Gas Transmission Company, (a subsidiary of TC PipeLines, LP), Pacific Gas & Electric and the Ruby Pipeline (Kinder Morgan, Inc.). The transmission system transports natural gas from producing fields primarily located in Western Canada, but also receives U.S. domestic gas supplies at Stanfield, Oregon and Malin, Oregon. The Company’s transmission system has the capacity to transport more than 2.9 billion cubic feet of gas a day (Bcf/d) with the capability of delivering more than 2.1 Bcf/d to California and upto 1 Bcf/d to the Pacific Northwest.

(2)                     Basis of Presentation

These unaudited financial statements have been prepared in accordance with interim period reporting requirements. Because this is an interim period, this report does not include all the disclosures required by generally accepted accounting principles. This quarterly report should be read in conjunction with the Company’s 2012 audited financial statements, which includes a summary of the Company’s significant accounting policies and other disclosures. The Company has made all adjustments that are of a normal recurring nature to fairly present its interim period results. Prior year amounts have been reclassified where necessary to conform to the 2013 presentation.  Due to the Company’s business, information for interim periods may not be indicative of the Company’s results of operations for the entire year.

(3)                     Commitments and Contingencies

(a)                      Legal Proceedings

In December 2009, PacifiCorp filed suit against the Company and Northwest Pipeline in Oregon State Court for approximately $7 million for damage to equipment at the Hermist on plant and lost profits. The plant is a natural gas generating facility located in Hermiston, Oregon.  The Company’s motion to remove the case to federal court was successful.

The parties conducted a site visit in December 2011.  A number of Summary Judgment Motions pending by all parties were heard and the court-ordered mediation occurred, without resolution in May 2012 In July 2012, the federal judge ruled that the issue of “commercially free” gas in the GTN’s tariff is subject to interpretation by the Federal Energy Regulatory Commission (FERC).  FERC ruled that “commercially free” does not mean gas free of liquids but instead is to be determined on a case-by-case basis.  Thus, the case is returned to the federal court for resolution.

Gas Transmission Northwest LLC

Notes to Financial Statements

(Unaudited)

(b)                      Regulatory Matters

The Company’s transportation rates were established in November 2011 in accordance with a settlement approved by the FERC and were effective January 1, 2012. The settlement provides for a four-year moratorium period during which the Company and the settling parties are prohibited from taking certain actions, including making certain filings that would be inconsistent with the settlement.  This settlement also requires the Company to file a general section 4 rate case for an effective date of January 1, 2016.

(c)                       Environmental Matters

The Company is not aware of any material contingent liabilities with respect to compliance with applicable environmental laws and regulations.

(d)                      Other Commercial Commitments

The Company holds cancelable easements or rights-of-way arrangements from landowners permitting the use of land for the construction and operation of the Company’s pipeline system. Currently, the Company’s obligations under these easements are not material to its results of operations.

(e)                       Other

The Company is from time to time subject to litigation incidental to its business. The Company is not aware of any contingent liabilities that would have a material adverse effect on the Company’s financial condition, results of operations, or cash flows.

(4)                     Income Taxes

The Company converted to a limited liability company (LLC) on April1, 2011.  The Company is no longer subject to income taxes and settled all current and deferred income tax balances pursuant to our tax sharing agreement with TransCanada PipeLine USA Ltd.

(5)                     Transactions with Affiliated Companies

(a)                      Cash Management Program

The Company participates in TransCanada’s cash management program, which matches short-term cash surpluses and needs of participating affiliates, thus minimizing total borrowings from outside sources.  Monies advanced under the agreement are considered to be a loan, accruing interest and repayable on demand.  The Company shall receive interest on monies advanced to TransCanada at the rate of interest earned by TransCanada on its short-term cash investments. The Company shall pay interest on monies advanced from TransCanada based on TransCanada’s short-term borrowing costs or commercial paper rate.  At March 31, 2013, and December 31, 2012, the Company had a demand loan receivable from TransCanada of $36.5 million and $20.5 million, respectively.

(b)                      Affiliate Expenses

The Company is charged by TransCanada for services such as legal, tax, treasury, human resources, other administrative functions, and for other costs incurred on its behalf. These include, but are not limited to, employee benefit costs and property and liability insurance costs.

Gas Transmission Northwest LLC

Notes to Financial Statements

(Unaudited)

	Three Months Ended
	March 31,
	2013	2012
Costs charged by TransCanada’s subsidiaries	$6.8	$7.1
Impact on the Company’s net income	$6.5	$6.9

These costs are based on direct assignment to the extent practicable, or by using allocation methods that are reasonable reflections of the utilization of services provided to or for the benefits received by the Company.

At March 31, 2013 and December 31, 2012, the Company owed $2.4 million and $2.8 million, respectively to these affiliates classified as accounts payable to associated companies on the balance sheet

(6)                     Subsequent Events

On April 18, 2013, the Management Committee declared a distribution in the amount of $33.3 million.  The distribution was paid on May 1, 2013.

Subsequent events have been assessed through May 13, 2013, which is the date the financial statements were issued, and management has concluded there were no events or transactions during this period that would require recognition or disclosure in the consolidated financial statements other than those already reflected.